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                                                                    EXHIBIT 3.3

                          CERTIFICATE OF DETERMINATION
                               OF PREFERENCES OF
                          SERIES A PREFERRED STOCK OF
                                  ABAXIS, INC.
                            A California corporation


         Clinton H. Severson and Ting W. Lu certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of said Corporation.

         2. Pursuant to authority given by said Corporation's Articles of Incorporation, the Board of Directors of said Corporation has duly adopted the following recitals and resolutions:

         WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized shares known as Preferred Stock, comprising Five Million (5,000,000) shares issuable from time to time in one or more series;

         WHEREAS, the Board of Directors of this Corporation is authorized to fix the number of shares of any series of Preferred Stock; to determine the designation of any such series, and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rate and conversion rights, and to fix, alter or reduce the number of shares constituting any such series (but not below the number of shares then outstanding); and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority under the Articles of Incorporation, to fix the rights, preferences, privileges, restrictions and other matters relating to a series of Preferred Stock to be designated Series A Preferred Stock;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of a new series of Preferred Stock of the Corporation and does hereby fix the rights, preferences, privileges, restrictions and other matters relating to such series of Preferred Stock as follows:


         1. Designation. There shall be a series of Preferred Stock, which shall comprise Five Hundred Thousand (500,000) shares and shall be designated "Series A Preferred Stock." As used hereafter, the terms "Preferred Stock" and "Preferred Shares" without designation shall refer to shares of Series A Preferred Stock.





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         2.      Dividends.  The holder of record of a share of Series A
Preferred Stock on the 90th day after the first date the Corporation issues Series A Preferred Stock (the date of issuance hereinafter referred to as the "Issuance Date") shall be entitled to receive, out of any assets at the time legally available therefor, a dividend of $0.15 per share of Series A Preferred Stock. The holder of record of a share of Series A Preferred Stock on the 180th day after the Issuance Date shall be entitled to receive, out of any assets at the time legally available therefor, a dividend of $0.15 per share of Series A Preferred Stock. The holder of record of a share of Series A Preferred Stock on the 270th day after the Issuance Date shall be entitled to receive, out of any assets at the time legally available therefor, a dividend of $0.15 per share of Series A Preferred Stock. The right to the dividends on the Series A Preferred Stock described in the preceding three sentences shall be cumulative. The Corporation will pay such dividends either in cash or by issuing shares of the Corporation's Common Stock ("Common Stock") having the Market Value (as defined below) equal to such dividends, at the option of the Board of Directors of the Corporation. If the Corporation elects to pay such dividends by issuing Common Stock, the "Market Value" of such Common Stock will be the average of the closing sale prices of the Corporation's Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the record date for such dividend. A holder of Series A Preferred Stock who would otherwise be entitled to receive a fraction of a share of Common Stock under this Section 2 (taking into account all shares of Series A Preferred Stock held by such holder) shall receive, in lieu thereof, an amount equal to the product of such fractional interest multiplied by the Market Value. No dividends or distributions shall be made with respect to the Common Stock unless at the same time an equivalent dividend with respect to the Series A Preferred Stock has been paid or declared and set apart for payment.

         3. Conversion Rights. The holders of Series A Preferred Stock shall have conversion rights as follows:

                 a. Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the 45th day after the Issuance Date, at the office of the Corporation or any transfer agent for the Series A Preferred, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series A Preferred may be converted shall be determined by dividing Ten Dollars ($10.00) by the Series A Conversion Price (as hereinafter defined) in effect at the time of conversion. The Series A Conversion Price shall be the lesser of (i) the Purchase Date Price (as defined below) and (ii):

                          A.      In the event the holder converts between
forty-six (46) days and ninety (90) days after the Issuance Date, eighty percent (80%) of the Market Price (as defined below);

                          B.      In the event the holder converts between
ninety one (91)



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days and one hundred twenty (120) days after the Issuance Date, seventy-eight percent (78%) of the Market Price;

                          C.        In the event the holder converts between
one hundred twenty one (121) days and one hundred fifty (150) days after the Issuance Date, seventy-six percent (76%) of the Market Price;

                          D.        In the event the holder converts between
one hundred fifty one (151) days and one hundred eighty (180) days after the Issuance Date, seventy-four percent (74%) of the Market Price;

                          E.        In the event the holder converts between
one hundred eighty one (181) days and two hundred ten (210) days after the Issuance Date, seventy-three percent (73%) of the Market Price;

                          F.        In the event the holder converts between
two hundred eleven (211) days and two hundred forty (240) days after the Issuance Date, seventy-two percent (72%) of the Market Price; and

                          G.        In the event the holder converts anytime
after two hundred forty one (241) days after the Issuance Date, seventy-one percent (71%) of the Market Price.

                 For purposes of this Section 3, "Purchase Date Price" shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market on September 9, 1996. For purposes of this Section 3, "Market Price" shall be the average of the closing bid prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date the Corporation receives written notice by telecopy from the holder of Series A Preferred Stock that such holder elects to convert Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock since the Issuance Date.

                 b.       Automatic Conversion.    Each share of Series A
Preferred Stock shall be converted into Common Stock automatically upon the earlier to occur of (i) the time the consent of at least a majority of the outstanding Series A Preferred Stock to such conversion is obtained or (ii) on the second anniversary of the Issuance Date.

                 c. No Fractional Shares. No fractional shares of common stock or script shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of common stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock,












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the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the product of such fractional interest multiplied by the Market Price relevant to such conversion.

                 d. Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

                 e. Capital Adjustments. In case the Corporation shall at any time (A) subdivide the outstanding Common Stock, or (B) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments in the Series A Conversion Price). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Series A Conversion Price). All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

                 f. Reorganization. In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other













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property thereafter deliverable upon the conversion.

                 h. Reservation of Stock. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

         4. Voting Rights. Except as otherwise required by law, each holder of shares of Series A Preferred Stock shall be entitled to the number of votes for the Series A Preferred Stock held by him as shall be equal to the whole number of shares of Common Stock into which all of such shares of Series A Preferred Stock could be converted immediately after the close of business on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote.

         RESOLVED FURTHER, that the President or any Vice President, and the Secretary or any Assistant Secretary, of the Corporation be, and hereby are, authorized and directed to execute, acknowledge, file and record a Certificate of Determination of preferences in accordance with the foregoing resolutions and the provisions of California law.

         3. The authorized number of shares of Series A Preferred Stock is 500,000, none of which have been issued.









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         The undersigned declare under penalty of perjury under the laws of the
State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge. Executed at Sunnyvale, California on September 24, 1996.



                                                _______________________________
                                                Clinton H. Severson
                                                President


                                                _______________________________
                                                Ting W. Lu
                                                Secretary















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                                                                     ARTICLE 2


                           CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF DETERMINATION
                               OF PREFERENCES OF
                          SERIES A PREFERRED STOCK OF
                                  ABAXIS, INC.
                            A California corporation


         Clinton H. Severson and Ting W. Lu certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of said Corporation.

         2. The Corporation filed with the Secretary of State of the State of California on September 6, 1996 a Certificate of Determination of Series A Preferred Stock of Abaxis, Inc. (the "Certificate of Determination").

         3. The Certificate of Determination incorrectly stated the resolution adopted by the Board of Directors of the Corporation. Specifically, the last sentence in subsection 3(a) ("Conversion Rights") incorrectly stated that "For purposes of this Section 3, "Market Price" shall be the average of the closing sales prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date of conversion of the Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock since the Issuance Date." In fact, this sentence read as follows in the resolution adopted by the Board of Directors of the Corporation: "For purposes of this Section 3, "Market Price" shall be the average of the closing bid prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date of conversion of the Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock since the Issuance Date."

         4. Accordingly, subsection 3(a) of the Certificate of Determination is corrected to read in full as follows:

                 a. Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the 45th day after the Issuance Date, at the office of the Corporation or any transfer agent for the Series A Preferred, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series A Preferred may be converted shall be determined by dividing Ten Dollars ($10.00) by the Series A Conversion Price (as hereinafter defined) in effect at the time of conversion. The Series A Conversion Price shall be the lesser of (i) the Purchase Date Price (as defined below) and (ii):

            A.      In the event the holder converts between forty-six (46) days





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and ninety (90) days after the Issuance Date, eighty percent (80%) of the
Market Price (as defined below);

                          B.        In the event the holder converts between
ninety one (91) days and one hundred twenty (120) days after the Issuance Date, seventy-eight percent (78%) of the Market Price;

                          C.        In the event the holder converts between
one hundred twenty one (121) days and one hundred fifty (150) days after the Issuance Date, seventy-six percent (76%) of the Market Price;

                          D.        In the event the holder converts between
one hundred fifty one (151) days and one hundred eighty (180) days after the Issuance Date, seventy-four percent (74%) of the Market Price;

                          E.        In the event the holder converts between
one hundred eighty one (181) days and two hundred ten (210) days after the Issuance Date, seventy-three percent (73%) of the Market Price;

                          F.        In the event the holder converts between
two hundred eleven (211) days and two hundred forty (240) days after the Issuance Date, seventy-two percent (72%) of the Market Price; and

                          G.        In the event the holder converts anytime
after two hundred forty one (241) days after the Issuance Date, seventy-one percent (71%) of the Market Price.

                 For purposes of this Section 3, "Purchase Date Price" shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market on September 9, 1996. For purposes of this Section 3, "Market Price" shall be the average of the closing bid prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date of conversion of the Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock since the Issuance Date.

         5. This Certificate of Correction does not alter the wording of any resolution or written consent which was in fact adopted by the Board of Directors of the Corporation.




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         The undersigned declare under penalty of perjury under the laws of the
State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge. Executed at Sunnyvale, California on September 24, 1996.



                                                _______________________________
                                                Clinton H. Severson
                                                President


                                                _______________________________
                                                Ting W. Lu
                                                Secretary















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                                                                     ARTICLE 3

                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

                                  ABAXIS, INC.



         Clinton H. Severson and Ting W. Lu certify that:

         1. They are, respectively, the President and Secretary of Abaxis, Inc., a California corporation.

         2. Paragraph (a) of Article III of the Amended and Restated Articles of Incorporation of this corporation is amended to read as follows:

                 (a) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000 shares and the total number of shares of Common Stock the Corporation shall have authority to issue is 35,000,000 shares.

         3. The foregoing amendment of this corporation's Amended and Restated Articles of Incorporation ("Amendment") has been duly approved by the board of directors.

         4. The foregoing Amendment has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of capital stock of this corporation entitled to vote with respect to the foregoing Amendment was 9,878,553 shares, all of which are Common Stock. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage voted required was more than fifty percent (50%).





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         The undersigned declare under penalty of perjury under the laws of the
State of California that the matters set forth in this certificate are true and correct of their own knowledge.

         Executed at San Jose, California on December __, 1996.



                                                _______________________________
                                                Clinton H. Severson, President


                                                _______________________________
                                                Ting W. Lu, Secretary